QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-4 of our report dated March 16, 2015 (October 2, 2015 as to the effects of the August 3, 2015 reverse stock split and the correction of an error in operating and investing cash flows, as discussed in Note 3), relating to the consolidated financial statements of Midstates Petroleum Company, Inc. and subsidiary (which report expresses an unqualified opinion and includes an explanatory paragraph regarding going concern uncertainty), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Houston, Texas
October 2, 2015

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM